Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED

COMBINED FINANCIAL INFORMATION

The following tables show unaudited pro forma financial information about the financial condition and results of operations of Midland States Bancorp, Inc. (“Midland”), including per share data, after giving effect to the merger with Centrue Financial Corporation (“Centrue”) and other pro forma adjustments. The unaudited pro forma financial information assumes that the merger is accounted for under the acquisition method of accounting for business combinations in accordance with GAAP, and that the assets and liabilities of Centrue will be recorded by Midland at their respective fair values as of the date the merger is completed. The unaudited pro forma condensed combined balance sheet as of March 31, 2017 gives effect to the merger as if it had occurred on that date. The unaudited pro forma condensed combined income statements for the three months ended March 31, 2017 and the year ended December 31, 2016 give effect to the merger as if it had become effective on January 1, 2016.

The unaudited pro forma condensed combined financial information is presented for illustrative purposes only and does not indicate the financial results of the combined company that would have been achieved had the transaction been completed as of the dates indicated or that may be achieved in the future. The unaudited pro forma condensed combined financial information also does not consider any expense efficiencies or other potential financial benefits of the merger.  In addition, as explained in more detail in the accompanying notes, the preliminary allocation of the pro forma purchase price reflected in the unaudited pro forma condensed combined financial information is subject to adjustment and may vary from the actual purchase price allocation that will be recorded in Midland’s consolidated financial statements upon completion of the merger.

The preparation of the unaudited pro forma condensed combined financial information and related adjustments required management to make certain assumptions and estimates as of the dates hereof — actual amounts are in the process of being determined. The unaudited pro forma condensed combined financial statements should be read together with:

•                  The accompanying notes to the unaudited pro forma condensed combined financial information;

•                  Midland’s separate audited historical consolidated financial statements and accompanying notes as of and for the year ended December 31, 2016 included in Midland’s Annual Report on Form 10-K for the year ended December 31, 2016, filed with the Securities and Exchange Commission (the “SEC”) on March 10, 2017;

•                  Centrue’s separate audited historical consolidated financial statements and accompanying notes as of and for the year ended December 31, 2016 included in Centrue’s Annual Report on Form 10-K for the year ended December 31, 2016, filed with the Securities and Exchange Commission (the “SEC”) on March 2, 2017;

•                  Midland’s separate unaudited historical consolidated financial statements and accompanying notes as of and for the three months ended March 31, 2017 included in Midland’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2017, filed with the SEC on May 10, 2017;

•                  Centrue’s separate unaudited historical consolidated financial statements and accompanying notes as of and for the three months ended March 31, 2017 included in Centrue’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2017, filed with the SEC on May 10, 2017.

Unaudited Pro Forma Condensed Combined Balance Sheet

March 31, 2017

(dollars in thousands, except for share and per share data)

			Pro Forma		Pro Forma
	Midland	Centrue	Adjustments		Combined
Assets
Cash and cash equivalents	$218,096	$31,237	$(22,113)	A	$227,220
Investment securities	335,608	156,302	(916)	B	490,994
Loans	2,454,950	688,092	(10,192)	C	3,132,850
Allowance for loan losses	(15,805)	(8,944)	8,944	D	(15,805)
Total loans, net	2,439,145	679,148	(1,248)		3,117,045
Loans held for sale	39,900	—	—		39,900
Premises and equipment, net	66,914	16,150	(2,664)	E	80,400
Other real estate owned	3,680	4,911	(582)	F	8,009
Mortgage servicing rights	68,557	1,993	(38)	G	70,512
Intangible assets	8,633	—	10,376	H	19,009
Goodwill	50,807	—	45,918	I	96,725
Cash surrender value of life insurance policies	74,806	36,203	—		111,009
Other assets	67,431	49,807	(2,192)	J	115,046
Total assets	$3,373,577	$975,751	$26,541		$4,375,869

Liabilities
Deposits:
Noninterest-bearing	$528,021	$152,196	$—		$680,217
Interest-bearing	1,999,455	576,293	1,535	K	2,577,283
Total deposits	2,527,476	728,489	1,535		3,257,500
Short-term borrowings	124,035	11,303	—		135,338
FHLB advances and other borrowings	250,353	93,209	40,151	L	383,713
Subordinated debt	54,532	—	—		54,532
Trust preferred debentures	37,496	10,000	(2,435)	M	45,061
Other liabilities	45,352	4,347	47	N	49,746
Total liabilities	3,039,244	847,348	39,298		3,925,890

Shareholders’ Equity
Preferred shareholders’ equity	—	2,636	498	O	3,134
Common shareholders’ equity	334,333	125,767	(13,225)	P	446,845
Total shareholders’ equity	334,333	128,403	(12,757)		449,979
Total liabilities and shareholders’ equity	$3,373,577	$975,751	$26,541		$4,375,869

Book value per common share	$21.19	$19.31			$23.52
Common shares outstanding	15,780,651	6,513,694	(3,294,456)	Q	18,999,889

Unaudited Pro Forma Condensed Combined Statement of Income

for the Three Months Ended March 31, 2017

(dollars in thousands, except per share data)

			Pro Forma		Pro Forma
	Midland	Centrue	Adjustments		Combined
Interest income:
Loans	$29,159	$7,403	$273	R	$36,835
Investment securities	2,369	699	45	S	3,113
Federal funds sold and cash investments	311	5	—		316
Total interest income	31,839	8,107	318		40,264
Interest expense:
Deposits	2,386	376	78	T	2,840
Short-term borrowings	80	7	—		87
FHLB advances and other borrowings	566	230	331	U	1,127
Subordinated debt	873	—	—		873
Trust preferred debentures	473	95	36	V	604
Total interest expense	4,378	708	445		5,531
Net interest income	27,461	7,399	(127)		34,733
Provision for loan losses	1,533	—	—		1,533
Net interest income after provision for loan losses	25,928	7,399	(127)		33,200
Noninterest income:
Commercial FHA revenue	6,695	—	—		6,695
Residential mortgage banking revenue	2,916	248	—		3,164
Wealth management revenue	2,872	—	—		2,872
Service charges on deposit accounts	892	852	—		1,744
Interchange revenue	977	610	—		1,587
Gain on sales of investment securities	67	—	—		67
Other income	1,911	430	—		2,341
Total noninterest income	16,330	2,140	—		18,470
Noninterest expense:
Salaries and employee benefits	17,115	4,278	—		21,393
Occupancy and equipment	3,184	901	—		4,085
Data processing	2,796	471	—		3,267
FDIC insurance	370	77	—		447
Professional	2,992	293	—		3,285
Marketing	642	37	—		679
Communications	546	192	—		738
Loan expense	420	101	—		521
Other real estate owned	412	103	—		515
Intangible assets amortization	525	—	576	W	1,101
Other	1,783	1,358	—		3,141
Total noninterest expense	30,785	7,811	576		39,172
Income before income taxes	11,473	1,728	(703)		12,498
Income taxes	2,983	669	(276)	X	3,376
Net income	8,490	1,059	(427)		9,122
Dividends on preferred shares	—	82	—		82
Net income available to common shareholders	$8,490	$977	$(427)		$9,040
Per Common Share Data:
Basic earnings per common share	$0.54	$0.15			$0.47
Diluted earnings per common share	$0.52	$0.15			$0.46

Unaudited Pro Forma Condensed Combined Statement of Income

for the Year Ended December 31, 2016

(in thousands, except per share data)

			Pro Forma		Pro Forma
	Midland	Centrue	Adjustments		Combined
Interest income:
Loans	$106,686	$28,558	$1,086	R	$136,330
Investment securities	13,615	2,996	180	S	16,791
Federal funds sold and cash investments	948	134	—		1,082
Total interest income	121,249	31,688	1,266		154,203
Interest expense:
Deposits	8,936	1,357	314	T	10,607
Short-term borrowings	303	37	—		340
FHLB advances and other borrowings	1,057	760	1,325	U	3,142
Subordinated debt	3,858	—	—		3,858
Trust preferred debentures	1,841	548	144	V	2,533
Total interest expense	15,995	2,702	1,783		20,480
Net interest income	105,254	28,986	(517)		133,723
Provision for loan losses	5,591	300	—		5,891
Net interest income after provision for loan losses	99,663	28,686	(517)		127,832
Noninterest income:
Commercial FHA revenue	22,064	—	—		22,064
Residential mortgage banking revenue	13,389	1,175	—		14,564
Wealth management revenue	8,091	—	—		8,091
Service charges on deposit accounts	3,904	3,927	—		7,831
Interchange revenue	3,750	2,536	—		6,286
Gain on sales of investment securities	14,702	142	—		14,844
Gain on sale of branches	—	1,877	—		1,877
Gain on extinguishment of debt	—	1,000	—		1,000
Other income	6,157	2,089	—		8,246
Total noninterest income	72,057	12,746	—		84,803
Noninterest expense:
Salaries and employee benefits	66,293	16,748	—		83,041
Occupancy and equipment	13,080	3,772	—		16,852
Data processing	10,658	1,809	—		12,467
FDIC insurance	1,707	450	—		2,157
Professional	8,049	1,732	—		9,781
Marketing	2,733	244	—		2,977
Communications	2,150	831	—		2,981
Loan expense	1,957	390	—		2,347
Other real estate owned	935	610	—		1,545
Intangible assets amortization	2,147	880	2,306	W	5,333
Other	11,580	4,048	—		15,628
Total noninterest expense	121,289	31,514	2,306		155,109
Income before income taxes	50,431	9,918	(2,823)		57,526
Income taxes	18,889	3,602	(1,108)	X	21,383
Net income	31,542	6,316	(1,715)		36,143
Dividends on preferred shares	—	329	—		329
Net income available to common shareholders	$31,542	$5,987	$(1,715)		$35,814
Per Common Share Data:
Basic earnings per common share	$2.22	$0.92			$2.06
Diluted earnings per common share	$2.17	$0.92			$2.02

Note 1—Basis of Presentation

The unaudited pro forma condensed combined financial information has been prepared under the acquisition method of accounting for business combinations. The unaudited pro forma condensed combined statements of income for the three months ended March 31, 2017 and the year ended December 31, 2016 are presented as if the acquisition occurred on January 1, 2016. The unaudited pro forma condensed combined balance sheet as of March 31, 2017 is presented as if the acquisition occurred as of that date. This information is not intended to reflect the actual results that would have been achieved had the acquisition actually occurred on those dates. The pro forma adjustments are preliminary, based on estimates, and are subject to change as more information becomes available and after final analyses of the fair values of both tangible and intangible assets acquired and liabilities assumed are completed. Accordingly, the final fair value adjustments may be materially different from those presented in this document.

Note 2 — Purchase Price

Midland completed the acquisition of Centrue on June 9, 2017. Pursuant to the merger agreement, each issued and outstanding share of Centrue common stock was converted into either $26.75 in cash or 0.7604 shares of Midland common stock. The total number of outstanding shares of Centrue common stock entitled to receive cash consideration did not exceed 35%. Midland also issued 2,636 shares of preferred stock as part of the consideration. The fair value of the preferred stock issued was based on a third-party valuation.

Note 3 — Allocation of Purchase Price

Under the acquisition method of accounting, the total purchase price is allocated to the acquired tangible and intangible assets and assumed liabilities of Centrue based on their estimated fair value as of the closing of the transaction. The excess of the purchase price over the fair value of the net assets acquired, net of deferred taxes, is allocated to goodwill. Estimated fair value adjustments included in the pro forma financial statements are based upon available information, and certain assumptions considered reasonable, and may be revised as additional information becomes available. The following are the pro forma adjustments made to record the acquisition and to adjust Centrue’s assets and liabilities to their estimated fair values at March 31, 2017.

(dollars in thousands)
Purchase price allocation:
Midland common stock paid at June 9, 2017 closing price of $34.95	$112,512
Cash paid for Centrue common stock	60,996
Midland preferred stock issued at closing	3,134
Purchase price	176,642
Allocated to:
Net historical book value of Centrue’s assets and liabilities	128,403
Less: Seller paid deal expenses (net of taxes)	(1,117)
Adjusted net historical book value of Centrue’s assets and liabilities	127,286
Adjustments to record assets and liabilities at fair value:
Investment securities	(916)
Loans	(10,192)
Elimination of Centrue’s allowance for loan losses	8,944
Premises and equipment	(2,664)
Other real estate owned	(582)
Mortgage servicing rights	(38)
Core deposit intangible	10,376
Deferred taxes	(907)
Other assets	(2,192)
Interest-bearing time deposits	(1,535)
FHLB advances and other borrowings	(151)
Other liabilities	860
Trust preferred securities	2,435
Preliminary pro forma goodwill	$45,918

The following pro forma adjustments are reflected in the unaudited pro forma condensed combined financial information. All taxable adjustments were calculated using a 39.25% tax rate to arrive at deferred tax asset or liability adjustments. All adjustments are based on current assumptions and valuations, which are subject to change:

A.            Cash paid for Centrue common stock of $61.0 million (of which $40.0 million was borrowed against a note payable with a three-year term, bearing interest at an interest rate of one-month LIBOR plus 225 basis points) and Centrue’s estimated transaction expenses, net of tax, of $1.1 million.

B.            Fair value adjustment on investment securities based on management’s estimate, which will be accreted on a level-yield basis over the remaining life of the investment securities.

C.            Fair value adjustment on loans based on an $11.3 million discount to adjust for credit deterioration of the acquired portfolio and a $1.1 million premium for the impact of changes in market interest rates. The net fair value adjustment of $10.2 million is expected to be accreted over an estimated 6 year remaining life of the respective loans in a manner that approximates level yield.

D.            Elimination of Centrue’s allowance for loan losses.

E.             Fair value adjustment on premises and equipment based on management’s estimate.

F.              Fair value adjustment on other real estate owned based on management’s estimate.

G.            Fair value adjustment on mortgage servicing rights based on management’s estimate.

H.           Adjustment to record estimate of core deposit intangible asset that will be recognized as part of the purchase accounting transaction. The core deposit intangible is assumed to be amortized using the sum of year’s digits method over an 8 year life.

I.                Adjustment to record estimate of goodwill that will be recognized as part of the transaction — see the allocation of purchase price calculation above.

J.                Fair value adjustment on other assets based on management’s estimate.

K.            Fair value adjustment on time deposits to reflect estimated current interest rates.

L.             Adjustment to record $40.0 million note payable (see A above) and fair value adjustment on FHLB advances to reflect estimated current interest rates.

M.         Fair value adjustment on trust preferred securities to reflect estimated current interest rates. Amortization is projected to be on a straight line basis over the remaining life of the trust preferred securities.

N.            Fair value adjustment on other liabilities based on management’ estimate and adjustment of $0.9 million to record the net deferred tax liability related to the fair value adjustments and core deposit intangible resulting from book versus tax timing differences valued at an estimated tax rate of 39.25%.

O.            Fair value adjustment on 2,636 shares of preferred stock issued as a component of the consideration paid by Midland.

P.              Adjustment to record the elimination of Centrue’s shareholders’ equity of $125.8 million and the issuance of $112.5 million in common shares by Midland for the merger.

Q.            Adjustment to record the elimination of 6,513,694 shares of Centrue common stock and the issuance of 3,219,238 shares of Midland common stock for the merger.

R.            Adjustment to record accretion on the net credit / interest rate adjustment on the loan portfolio.

S.              Adjustment to record estimate of yield adjustment for interest income on investment securities.

T.             Adjustment to record amortization of interest rate adjustment on time deposits.

U.            Adjustment to record estimate of interest expense on the note payable and amortization of interest rate adjustment on FHLB advances.

V.            Adjustment to record accretion estimate of interest rate mark on trust preferred securities.

W.         Adjustment to record amortization estimate of core deposit intangible.

X.            Adjustment to record tax effects at an estimated effective tax rate of 39.25%.

Note 4 — Estimated Merger Costs

The table below reflects Midland’s current estimate of the aggregated merger costs of $11.1 million (net of $7.2 million of income taxes using a 39.25% tax rate) expected to be incurred in connection with the merger, which are excluded from the pro forma financial statements.  The current estimates of these costs are as follow:

(dollars in thousands)
Change of control, severance and retention payments	$6,134
Premises and equipment costs	849
Data processing, termination and conversion	5,127
Professional fees and other noninterest expenses	6,176
Pre-tax merger costs	18,286
Income tax benefit	(7,177)
Total merger costs	$11,109